Exhibit 99.1

FOR IMMEDIATE RELEASE PRESS RELEASE December 2, 2010

Angiotech Pharmaceuticals, Inc. Announces Agreement with Consenting Noteholders to

Extend Certain Deadlines under Support Agreement and Cure Period under Subordinated

Note Indenture

Vancouver, BC, December 2, 2010 – Angiotech Pharmaceuticals, Inc. (NASDAQ: ANPI; TSX: ANP) (“Angiotech” or the “Company”) today announced that it has reached an agreement (the “Extension Agreement”) with the holders (the “Consenting Noteholders”) of approximately 76% of its 7.75% Senior Subordinated Notes (the “Subordinated Notes”) to extend certain deadlines outlined in the previously announced Recapitalization Support Agreement dated October 29, 2010 (the “Initial Support Agreement”). Seventy-three percent of the holders of the Subordinated Notes executed the Initial Support Agreement and presently, 85% of the holders of the Subordinated Notes have consented to the Initial Support Agreement. On November 29, 2010, Angiotech and the Trustee, at the direction of a majority of the holders of its Subordinated Notes, extended the grace period applicable to interest payments due on the Subordinated Notes before an event of default occurs, with such grace period applicable to the $9.7 million semi-annual interest payment that was due on the Subordinated Notes on October 1, 2010 extended until December 30, 2010.

As described more fully in the press release dated October 29, 2010, under the Initial Support Agreement, the Consenting Noteholders have agreed to exchange their Subordinated Notes for common stock in the Company (the “Exchange Offer”). Qualifying holders of the Subordinated Notes (the “Noteholders”) participating in the Exchange Offer would receive their pro rata share of up to 93.5% of the common stock of Angiotech issued and outstanding following the completion of the recapitalization transaction, subject to potential dilution. The Initial Support Agreement provided that, as a condition precedent to the implementation of the Exchange Offer, Noteholders comprising at least 98% of the outstanding aggregate principal amount of the Subordinated Notes must consent to the Exchange Offer (the “Minimum Exchange Offer Threshold”) on or before January 7, 2011.

Under the Extension Agreement, the date by which Angiotech must commence the Exchange Offer has been extended to December 15, 2010 and the date by which the Minimum Exchange Offer Threshold must be achieved has been extended to January 21, 2011. All other deadlines in the Initial Support Agreement with respect to the Exchange Offer have similarly been extended by approximately two weeks.

The Company has also entered into an agreement (the “FRN Extension Agreement” and, together with the Extension Agreement, the “Extension Agreements”) with holders (the “FRN Noteholders”) of approximately 53% of principal amount of the Company’s existing Senior Floating Rate Notes due 2013 (the “Existing Floating Rate Notes”) to extend to December 15, 2010 the date by which Angiotech must commence the exchange offer outlined in the previously announced Floating Rate Note Support Agreement dated October 29, 2010 (the “FRN Support Agreement”).

As described more fully in the press release dated October 29, 2010, under the terms of the FRN Support Agreement, Angiotech will offer to exchange Existing Floating Rate Notes for new floating rate notes (the “New Floating Rate Notes”). The exchange offer will be open to all qualifying holders of the Existing Floating Rate Notes. The New Floating Rate Notes will be secured by a second lien over the assets and property of the Company and certain of its subsidiaries and will otherwise be issued on substantially the same terms and conditions as the Existing Floating Rate Notes other than amendments to certain covenants in respect of the incurrence of additional indebtedness, liens and change of control.

The Extension Agreements will be filed by the Company on both SEDAR and EDGAR, and the descriptions of the Extension Agreements contained in this press release are qualified by the full text of the applicable Extension Agreements.

Forward Looking Statements

Statements contained in this press release that are not based on historical fact, including without limitation statements containing the words “believes,” “may,” “plans,” “will,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. All such statements are made pursuant to the “safe harbor” provisions of applicable securities legislation. Forward-looking statements may involve, but are not limited to, comments with respect to our objectives and priorities for the remainder of 2010 and beyond, our strategies or future actions, our targets, expectations for our financial condition and the results of, or outlook for, our operations, research and development and product and drug development. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking statements. Many such known risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: general economic and business conditions in the United States, Canada and the other regions in which we operate; market demand; technological changes that could impact our existing products or our ability to develop and commercialize future products; competition; existing governmental legislation and regulations and changes in, or the failure to comply with, governmental legislation and regulations; availability of financial reimbursement coverage from governmental and third-party payers for products and related treatments; adverse results or unexpected delays in pre-clinical and clinical product development processes; adverse findings related to the safety and/or efficacy of our products or products sold by our partners; decisions, and the timing of decisions, made by health regulatory agencies regarding approval of our technology and products; the requirement for substantial funding to conduct research and development, to expand manufacturing and commercialization activities; and any other factors that may affect our performance. In addition, our business is subject to certain operating risks that may cause any results expressed or implied by the forward-looking statements in this press release to differ materially from our actual results. These operating risks include: our ability to attract and retain qualified personnel; our ability to successfully complete pre-clinical and clinical development of our products; changes in our business strategy or development plans; our failure to obtain patent protection for discoveries; loss of patent protection resulting from third-party challenges to our patents; commercialization limitations imposed by patents owned or controlled by third parties; our ability to obtain rights to technology from licensors; liability for patent claims and other claims asserted against us; our ability to obtain and enforce timely patent and other intellectual property protection for our technology and products; the ability to enter into, and to maintain, corporate alliances relating to the development and commercialization of our technology and products; market acceptance of our technology and products; our ability to successfully manufacture, market and sell our products; the availability of capital to finance our activities; our ability to restructure and to service our debt obligations; and any other factors referenced in our other filings with the applicable Canadian securities regulatory authorities or the Securities and Exchange Commission (“SEC”). For a more thorough discussion of the risks associated with our business, see the “Risk Factors” section in our annual report for the year ended December 31, 2009 filed with the SEC on Form 10-K, as amended, and our quarterly report for the 3rd quarter of 2010 filed with the SEC on Form 10-Q.

Given these uncertainties, assumptions and risk factors, investors are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained in this press release to reflect future results, events or developments.

©2010 Angiotech Pharmaceuticals, Inc. All Rights Reserved.

About Angiotech

Angiotech Pharmaceuticals, Inc. is a global specialty pharmaceutical and medical device company. Angiotech discovers, develops and markets innovative treatment solutions for diseases or complications associated with medical device implants, surgical interventions and acute injury. To find out more about Angiotech (NASDAQ: ANPI, TSX: ANP), please visit our website at www.angiotech.com.

FOR ADDITIONAL INFORMATION:

Rick Smith

Investor Relations and Corporate Communications

Angiotech Pharmaceuticals, Inc.

(604) 221-6933

ir@angio.com